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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF CASTLE & COOKE, INC.



NAME                                                         STATE OF
----                                                      INCORPORATION
                                                          -------------

C & C Construction, Inc.                                    Hawaii
C & C Mountaingate, Inc.                                    California
Castle & Cooke Arizona, Inc.                                Arizona
Castle & Cooke Aviation, Inc.                               Hawaii
Castle & Cooke California, Inc.                             California
Castle & Cooke Commercial - CA, Inc.                        California
Castle & Cooke Homes Hawaii, Inc.                           Hawaii
Castle & Cooke Kunia, Inc.                                  Hawaii
Castle & Cooke Properties, Inc.                             Hawaii
Lanai Builders, Inc.                                        Hawaii
Lanai Company, Inc.                                         Hawaii
Lanai Holdings, Inc.                                        Hawaii
Lanai Transportation Company, Inc.                          Hawaii
Lanai Water Company, Inc.                                   Hawaii
Oceanic Insurance, Inc.                                     Hawaii
Pueblo del Sol Water Company                                Arizona
The Sea Ranch Water Company                                 California
Stockdale Coffee Company                                    California
Castle & Cooke Institute for Business and Culture           Hawaii (Non-Profit)
Lanai Arts & Culture Center                                 Hawaii (Non-Profit)
Seven Oaks Country Club                                     California